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                                                                   EXHIBIT 10.18


                         CONSULTING, NON-COMPETITION AND

                            CONFIDENTIALITY AGREEMENT

         This Consulting, Non-Competition and Confidentiality Agreement (the "AGREEMENT") is made as of the 5th day of November 2004 (the "EFFECTIVE DATE"), by and between Richard Harcke ("HARCKE") and Haynes Wire Company, a Delaware corporation ("BUYER").

                              PRELIMINARY STATEMENT

         Prior to the date hereof, Sellers have engaged in the business of owning and operating a wire manufacturing business (the "BUSINESS"). This Agreement is made in connection with and as a condition to consummation of the transactions contemplated by a certain Asset Purchase Agreement dated October 28, 2004, by and among Harcke, The Branford Wire and Manufacturing Company, a Connecticut corporation ("BRANFORD"), Carolina Industries, Inc. a Connecticut corporation ("CAROLINA INDUSTRIES") (Branford and Carolina Industries together, "SELLERS") and Buyer (the "ASSET PURCHASE AGREEMENT"). Under the terms of the Asset Purchase Agreement, Buyer has agreed to purchase, and Sellers have agreed to sell, the assets used in Sellers' operation of the Business. Harcke has acquired extensive knowledge about the conduct of the Business as the owner and operator of Sellers. This Agreement is entered into between Buyer and Harcke to protect the goodwill of the Business that is being sold to Buyer by Sellers and to protect against unfair competition by Harcke. All capitalized terms not herein defined have the meaning ascribed to them in the Asset Purchase Agreement.

                                    AGREEMENT

         In consideration of the premises and mutual covenants contained in this Agreement and as an inducement to Buyer to enter into the Asset Purchase Agreement, the parties hereby agree as follows:

I.       CONSULTING

         A. SERVICES. For a period of six (6) months from the Effective Date, Harcke will, at the request of the officers of Buyer from time to time, provide consulting services to Buyer or any affiliate of Buyer with respect to all aspects of the Business, including without limitation the provision of advice on business strategy and operations for the Business and management advice and consultation to the officers of Buyer (collectively, the "SERVICES"). Harcke shall provide the Services at such times as may be reasonably requested by Buyer.

II.      NON-COMPETITION

         A. AGREEMENT NOT TO COMPETE. To protect Buyer's interest in the goodwill acquired by Buyer from Sellers and to prevent unfair competition, for a period of seven (7) years from the Effective Date (the "RESTRICTED PERIOD"), except as provided in SECTION II(A) and subject to the geographical limitations set forth in SECTION II(B), Harcke shall not:

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                  1. Engage in any activity directly or indirectly, as an owner, consultant, independent contractor or otherwise in the Business or any related business that is competitive with Buyer, including without limitation any activity that is necessary or incident to the conduct of the Business or any related business in a manner similar to any of the business practices engaged in by either Seller during Harcke's ownership and operation of such Seller; provided, however, nothing contained in this Agreement shall prevent either Seller from continuing to sell the Excess Inventory (as such term is defined in the Asset Purchase Agreement);

                  2. Perform, on behalf of himself or any person or entity, the same or similar services as those performed by Harcke for either Seller prior to the date of this Agreement;

                  3. Hire or employ or attempt to hire or employ any person who on or after the date hereof, is an employee, manager, or officer of Buyer (each, an "EMPLOYEE"), or in any way cause or assist or attempt to cause or assist, or, directly or indirectly, seek to solicit, induce, bring about, influence, promote, facilitate, cause, assist or encourage any Employee to leave Buyer's employ or to accept employment with or otherwise perform services for on or on behalf of any person or entity that engages in, or otherwise competes with, the Business or any related business ("COMPETITOR"); or

                  4. Contact any customers or suppliers of Buyer, either directly or indirectly, for himself or for others, so as to (i) directly or indirectly divert or influence or attempt to divert or influence any business of Buyer to a Competitor, or (ii) directly or indirectly solicit or provide services similar to those provided by Buyer, or (iii) otherwise directly or indirectly interfere in any fashion with Buyer's relationship with such customers or suppliers, or with the business or operations then being conducted by Buyer.

         B. GEOGRAPHICAL LIMITATIONS. The restrictions set forth in SECTION II(A) in this Agreement shall be applicable to the following geographic areas that can be enforced against Harcke during the Restricted Period:

                  1. In North America;

                  2. In the United States of America;

                  3. In each State in which Sellers previously had operations and/or conducted significant activities relating to the Business, and all contiguous states;

                  4. In the State of North Carolina;

                  5. In Henderson County, North Carolina, and all contiguous counties; and

                  6. Within a fifty (50) mile radius of any location at which Sellers conducted the Business.


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III.     CONFIDENTIALITY

         A. CONFIDENTIAL INFORMATION DEFINED. "CONFIDENTIAL INFORMATION" as used in this Agreement shall mean, collectively, any and all data and information about Buyer's or Sellers' businesses including, but not limited to (i) all information relating to selling or financing processes, specifications and procedures relating to the Business; (ii) customer lists and other customer-related information including names, addresses, specifications or requirements, purchase or delivery quantities, lines of credit, and delivery, financing, and auction schedules; (iii) supplier lists; (iv) marketing plans and concepts; and (v) sales, costs, profits, profit margins, salaries and other financial information pertaining to Buyer or either Seller; provided, however, that "Confidential Information" shall in no event include data or information that (a) was available to the public prior to the date hereof or (b) becomes available to the public other than as a result of disclosure by Harcke in violation hereof.

         B. USE OR DISCLOSURE OF CONFIDENTIAL INFORMATION. Throughout the Restricted Period, Harcke agrees to (i) keep confidential and not to disclose to anyone except the authorized representatives of Buyer all Confidential Information; and (ii) refrain from using such Confidential Information in any manner adverse to the interests of Buyer.

         C. RECORDS AND COPIES. Any and all records and copies of records pertaining to the Confidential Information that were or are made or received by either Seller or Harcke shall be kept confidential and Harcke shall not disclose any such records or copies of records to anyone except Buyer and its authorized representatives. All records and copies of records of Buyer are and shall remain the property of Buyer and shall be subject to Buyer's custody and control.

IV.      COMPENSATION

         A. COMPENSATION. In full payment and satisfaction for the Services and Harcke's agreements and understandings in SECTIONS I and II and subject to the terms and conditions of this Agreement, Buyer shall compensate Harcke as follows:

                  1. Buyer shall pay Harcke seven (7) equal annual installments of $110,000.00 each. The first installment shall be paid on the Effective Date and one (1) additional installment shall be paid on each of the first six (6) anniversaries of the Effective Date; provided that Buyer shall not be required to make any payment due on any anniversary following a breach by Harcke of his obligations under SECTIONS I or II of this Agreement. At any time on or after April 1, 2005, Buyer shall, upon three (3) Business Days written request from Harcke, escrow the remaining $660,000 of installments to be paid in exchange for Harcke's performance under this Agreement with Investors Bank and Trust Company. In the event that Harcke requests that Buyer provide the escrow as set forth above and Buyer does not provide such escrow, this Agreement shall automatically terminate, including all obligations of Harcke not to compete under ARTICLE II and of Buyer to make payments to Harcke under this ARTICLE IV.


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                  2. For a period of three (3) years following the Effective
         Date, Buyer shall provide Harcke with office space at the facilities of Buyer located at 158 N. Egerton Road, Mountain Home, North Carolina 28758, as the parties shall mutually agree.

                  3. During the Restricted Period, Buyer shall provide Harcke and his spouse with medical benefits comparable to those previously provided to Harcke and his spouse by Sellers.

V.       GENERAL PROVISIONS

         A. REMEDIES. Harcke acknowledges and agrees that any violation by Harcke of this Agreement will cause Buyer to suffer irreparable harm for which Buyer will not have any adequate remedy at law. Therefore, if Harcke threatens to violate or violates any provision of this Agreement, Buyer shall be entitled to injunctive relief without bond, including, but not limited to, temporary restraining orders and/or preliminary or permanent injunctions, to restrain or enjoin any violation or threatened violation of this Agreement. Buyer's right to injunctive relief shall be in addition to, and not in lieu of, any other legal or equitable remedies that may be available to Buyer, including but not limited to monetary damages to the extent they are calculable, including lost profits.

         B. CLAIMS BY HARCKE. Any claim or cause of action by Harcke against Buyer shall not constitute a defense to the enforcement of the restrictions and covenants set forth in this Agreement and shall not be used to prohibit injunctive relief.

         C. GOVERNING LAW; JURISDICTION AND VENUE. This Agreement shall be construed and enforced in accordance with, and governed by, the Laws of the State of Indiana (without giving effect to the principles of conflicts of Laws thereof). The parties hereto irrevocably agree and consent to the non-exclusive jurisdiction of the courts of the State of Indiana and the federal courts of the United States, sitting in Indianapolis, Indiana for the adjudication of any matters arising under or in connection with this Agreement.

         D. COSTS AND ATTORNEYS' FEES. In the event any party brings suit to construe or enforce the terms hereof, or raises this Agreement as a defense in a suit brought by another party, the prevailing party shall be entitled to recover its reasonable costs and expenses, including, without limitation, reasonable attorneys' fees incurred by that party in enforcing the terms and conditions of this Agreement.

         E. SEVERABILITY. Harcke acknowledges and agrees that the restrictions contained in this Agreement are reasonable and necessary to safeguard the protectable interests of Buyer. If, notwithstanding such acknowledgement and agreement, any clause, portion, section, restriction or paragraph of this Agreement is determined to be unreasonable, unenforceable or invalid for any reason, such determination shall not affect the enforceability or validity of the remainder of this Agreement, and the unreasonable, unenforceable or invalid provision shall be deemed amended and modified and shall be given effect and enforced to the maximum extent that is determined to be reasonable and enforceable.


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         F. ENTIRE AGREEMENT, MODIFICATIONS, INTERPRETATION. This Agreement
constitutes the entire agreement by and between Buyer and Harcke with respect to the matters addressed herein and shall supersede all prior and contemporaneous agreements, representations, and understandings whether written or oral, with respect to such obligations. No amendment to or modification of this Agreement shall be effective unless the amendment or modification is in writing and signed by the parties. This Agreement shall be construed as a whole, according to its fair meaning, and not strictly construed for or against either party.

         G. SUCCESSORS AND ASSIGNS. Neither party hereto shall assign or delegate this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto, and any attempted assignment or delegation without prior written consent shall be void and of no force or effect; provided, however, Buyer may without consent assign this Agreement and all of its rights and delegate its obligations hereunder to an affiliate of Buyer or to any person or entity who shall acquire all or substantially all of the assets of Buyer. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

         H. NON-WAIVER. No act or omission by Buyer shall be deemed a waiver by Buyer of any of Buyer's rights under this Agreement. Therefore, the failure of Buyer to enforce any restriction against Harcke or to seek a different remedy shall not be construed as a waiver or estoppel to the enforcement of the restrictions against Harcke.

         I. NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission, with confirmation of successful transmission, and mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

          If to Buyer:         Haynes Wire Company
                               1020 West Park Avenue
                               P.O. Box 9013
                               Kokomo, IN  46904-9013
                               Tel. No.  (765) 456-6000
                               Fax. No.  (765) 456-6125
                               Attn:  Francis J. Petro, President and CEO

         With a copy to:       Ice Miller
                               One American Square, Box 82001
                               Indianapolis, IN 46282-0200
                               Facsimile No.: (317) 592-4666
                               Attn: Stephen J. Hackman

         If to Harcke:         Richard Harcke
                               420 Vanderbilt Road
                               Asheville, NC  28803
                               Tel. No. 828-692-5791
                               Fax  No. 828-697-9818


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         J. COUNTERPARTS. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, and all such counterparts taken together shall constitute one and the same instrument. Signatures on this Agreement may be communicated by facsimile transmission and shall be binding upon the parties transmitting the same by facsimile transmission. Counterparts with original signatures shall be mailed to the other parties within three (3) calendar days of the applicable facsimile transmission; PROVIDED, that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Agreement.

                         [SIGNATURES ON FOLLOWING PAGE]















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         THE PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT,
UNDERSTAND IT, AND AGREE TO BE BOUND BY ITS TERMS. They further acknowledge that they have exercised due diligence in reviewing this Agreement, and that each has had adequate opportunity to consult with legal counsel or other advisors to the extent that each deemed such consultation necessary.

         IN WITNESS WHEREOF, Buyer and Harcke have executed this Agreement effective for all purposes as of the Effective Date.

"BUYER"                                            "HARCKE"

HAYNES WIRE COMPANY

By: /s/Marcel Martin                              By: /s/Richard Harcke
    --------------------------------------           ---------------------------
    Marcel Martin, Vice President-Finance,            Richard Harcke
    Chief Financial Officer and Treasurer









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